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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS      BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze        William Ruehle
Corporate Communications Department   Vice President and Chief Financial Officer
949-585-5555 or 949-585-5971          949-450-8700
blanning@broadcom.com                 billr@broadcom.com
ealgaze@broadcom.com

SIBYTE CONTACT
Leo A. Joseph
Vice President and Co-Founder
408-845-6600
ljoseph@sibyte.com




                  BROADCOM CORPORATION TO ACQUIRE SIBYTE, INC.,
         LEADING DEVELOPER OF HIGH-PERFORMANCE MICROPROCESSOR SOLUTIONS
                            FOR BROADBAND NETWORKING

           Leverages MIPS(R)64-Bit Industry-Standard Architecture for
                 Network Processing in LAN and WAN Applications

           1.0 GigaHertz Processor Core at Less than 2.5 Watts Targets
          Twice the Performance with Twice the Power Efficiency of Any
                             Existing Embedded Core

IRVINE and SANTA CLARA, Calif. - November 6, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has signed a definitive agreement to acquire SiByte, Inc. SiByte, based in Santa Clara, is developing a new generation of high-performance, highly integrated processor chips for networking and communications applications.

SiByte's high-performance network processors will complement Broadcom's Internet Protocol (IP) switches, communications Digital Signal Processors, IP security solutions and physical layer transmission products to create the industry's most comprehensive portfolio of products for the networking and Internet infrastructure markets.

SiByte's use of the industry-standard MIPS architecture in network processing has gained significant momentum in the marketplace. SiByte has already achieved multiple design wins and has been awarded firm multi-year purchase contracts for total quantities in excess of 1.3 million units at multi-hundred dollar average selling prices (ASPs) from top-tier networking equipment suppliers.

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With Internet traffic doubling every four to six months, and the migration of voice networks from circuit-based to packet-based architectures, networking devices such as routers, switches and remote access servers (RAS) are facing a tremendous processing overload. SiByte's products will provide the high-performance processing required to manipulate, manage, and move data at line rates ranging from 1.0 Gigabit-per-second (Gbps) up to 40 Gbps (OC-768). Their System-on-a-Chip (SOC) solutions will be targeted for use in the fastest growing segments of the networking and communications markets, including high-speed Local Area Networks (LANs), Metropolitan Area Networks (MANs), Wide Area Networks (WANs), Voice over Internet Protocol (VoIP) gateways, optical networking and wireless communications.


SiByte's premier product is the Mercurian(TM), a family of high-performance, low-power processor solutions designed specifically to meet the needs of next-generation networks. SiByte's Mercurian processors will deliver all four of the ingredients essential for embedded broadband network processors: very high performance, low power, high integration of network-centric functions, and programmability based on an industry-standard instruction set architecture. At the heart of the Mercurian family of processores is SiByte's SB-1 core, a MIPS 64-bit superscalar CPU core capable of operating at frequencies up to 1.0 GigaHertz (GHz).


The SiByte SB-1 core supports a quad-issue pipeline, which can dispatch up to two memory and two ALU (integer or floating point) instructions per cycle. A 32K Data Cache and a 32K Instruction Cache are built into the core, each 4-way associative. Based on benchmark simulation results, the SB-1 delivers more than 2200 Dhrystone 2.1 Mips (millions of instructions per second) at 1.0 GHz. This translates to more than 800 Mips/Watt, making it the world's most power-efficient core in its performance class. The SB-1 also has features to support multi-processing, an important capability for high-performance applications.

The SB-1250, SiByte's first processor under the Mercurian brand, was recently announced at the Microprocessor Forum in San Jose, Calif. Because Mercurian processors are based on the industry-standard MIPS64(TM) architecture, SiByte's products will enable equipment vendors to immediately leverage the large installed base of software development and debug tools available for the MIPS architecture and to preserve their substantial investment in legacy software.

The SB-1250 processor tightly integrates onto a single chip two 64-bit SB-1 CPU cores with large cache memory and integrated I/O. The result is a Chip Multi-Processor (CMP) platform that offers very high raw packet processing performance at low power, and the large memory and I/O bandwidth required to manipulate and move network data with maximum efficiency and speed. The SB-1250 scales up to 4400 Dhrystone Mips, making it the most powerful MIPS-compatible processor. SiByte expects to provide samples of the chip to customers in the first half of 2001.

The SB-1250 provides customers with an optimal solution for high-speed network processing, including packet classification, queuing, forwarding and exception processing. It allows complex decisions such as routing and load balancing to be performed at wire speed, at line rates between OC-3 (100 Mbps) and OC-48 (2.5
Gbps).

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The key to the SB-1250's unique architecture is its intelligent, high-performance multi-processor design built around a fast, on-chip internal bus called the ZBbus(TM). The ZBbus, which runs at half the CPU core clock speed with a data width of 256 bits (one cache line), connects all the major blocks of the processor including the CPU cores, cache memory, and I/O. The bus implements a standard coherency protocol called MESI to maintain complete data and I/O coherence. At 500 MHz, the ZBbus achieves peak bandwidth of up to 128 Gbps.

Broadcom intends to leverage the SB-1 core and future derivatives into various product areas within its broadband communications chip portfolio. Through its long-standing license agreement with MIPS Technologies, Inc., Broadcom has already enabled the cost-effective integration of its own MIPS microprocessor designs into several SOC solutions for the cable modem, set-top, xDSL, satellite and high-speed networking markets.

"With the addition of SiByte technology, we will be armed with the world's fastest and lowest power MIPS industry-standard broadband processor technology," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "The acquisition of SiByte complements our recent acquisitions of NewPort Communications and Silicon Spice and our pending acquisition of Allayer Communications and significantly expands Broadcom's product portfolio for Internet infrastructure equipment. We are also pleased to be adding Dan Dobberpuhl, SiByte's President and CEO, to our senior management and technical team. Dan, who is well known for leading the Alpha and StrongARM processor programs at Digital Equipment Corporation, brings to Broadcom many years of industry experience in delivering advanced silicon-level systems."

"Combining forces with a market leader that has the product breadth and geographical scope of Broadcom gives SiByte the opportunity to dramatically expand our broadband processor business worldwide," said Dobberpuhl. "The combination of our two companies will provide our customers with an expansive breadth of programmable and configurable products driving broadband Internet services and content to an exploding subscriber base."

Cisco Systems, the market leader in networking and communications equipment, is an early investor in SiByte. "SiByte provides a high-end roadmap for the MIPS architecture and delivers a combination of raw CPU performance, memory and communication I/O integration that yields outstanding overall system-level performance in next-generation network applications," said John Wakerly, Vice President of Engineering in Cisco Systems' Workgroup Business Unit.

In connection with the acquisition, Broadcom will issue in aggregate up to 9.3 million shares of its Class A common stock in exchange for all outstanding shares of SiByte's preferred and common stock and upon exercise of outstanding employee stock options and other rights of SiByte. About 5.6 million of the Broadcom shares will be issuable at closing of the acquisition; approximately
3.7 million additional shares will be reserved for future issuance to the stockholders and option holders of SiByte upon satisfaction of certain performance goals. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The Boards of Directors of both companies have approved the merger, which awaits approval by SiByte's shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge for purchased in-process research and development expenses related to the acquisition in its fourth fiscal quarter, ending December 31. In addition to the purchase consideration, Broadcom will reserve approximately 1.8 million shares of its Class A common stock for future issuance to customers upon the exercise of outstanding performance-based warrants of SiByte that become exercisable upon satisfaction of certain customer purchase requirements.


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ABOUT SIBYTE
SiByte, Inc. is a privately-held fabless semiconductor company focused on the Internet infrastructure equipment market. Founded by Dan Dobberpuhl, Amarjit Gill and Leo Joseph, all from the former Digital Equipment Corporation, SiByte has world-class expertise in VLSI design and development. Mr. Dobberpuhl was responsible for the development of the world's fastest and most power-efficient commercial microprocessors, Alpha(TM) and StrongARM(TM), respectively. Over 95% of the company's 120 employees have engineering backgrounds, with expertise in full custom CPU design, SOC integration, and software, tool, and board development for embedded markets. Based in Santa Clara, Calif., SiByte can be reached at 408-845-6600 or at www.sibyte.com.

ABOUT BROADCOM
Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of SiByte, Inc. include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which present and future customers and end-users adopt Broadcom's and SiByte's technologies and products in the markets for high performance microprocessors and network processors; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

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Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form
10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. SiByte, Mercurian and ZBbus are trademarks of SiByte, Inc. in the United States and certain other countries. MIPS and MIPS64 are trademarks of MIPS Technologies, Inc. All other trademarks mentioned are the property of their respective owners.